Exhibit 99.1
Campbell Soup Company
Unaudited Pro Forma Condensed Consolidated Financial Information

On June 16, 2019, Pepperidge Farm, Incorporated, a wholly-owned subsidiary of Campbell Soup Company (“Campbell”), completed the previously announced sale (the “Transaction”) of Wm. Bolthouse Farms, Inc. (“Bolthouse Farms”) for $500 million pursuant to the terms of a Stock Purchase Agreement, dated as of April 12, 2019. The Transaction is considered a significant disposition for purposes of Item 2.01 of Form 8-K. The unaudited pro forma condensed consolidated financial statements present financial information to give effect to the sale of Bolthouse Farms accounted for as a discontinued operation. The unaudited pro forma condensed consolidated statements of earnings present the consolidated results of continuing operations, assuming the sale occurred on August 3, 2015. The unaudited pro forma condensed consolidated balance sheet as of April 28, 2019, presents the consolidated financial position of Campbell, assuming the sale occurred on that date. The estimated gain is reflected in the unaudited pro forma condensed consolidated balance sheet within earnings retained in the business. The estimated gain on the sale is not reflected in the unaudited pro forma condensed consolidated statements of earnings as there is no continuing impact of the gain on Campbell results. Beginning with the third quarter ended April 28, 2019, Campbell reported the results of Bolthouse Farms as discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, "Presentation of Financial Statements" ("ASC 205"). As of April 28, 2019, the assets and liabilities of Bolthouse Farms were classified as assets and liabilities of discontinued operations.
The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. The assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial information and accompanying notes should be read in connection with the historical financial statements of Campbell included in its Annual Report on Form 10-K for the year ended July 29, 2018, and its Quarterly Report on Form 10-Q for the period ended April 28, 2019.
The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial condition that would have occurred had the sale been completed as of the dates presented, nor is it intended to purport to project future results of operations or financial condition.
On February 25, 2019, Campbell sold its U.S. refrigerated soup business and on April 25, 2019, sold the Garden Fresh Gourmet business. These businesses, along with Bolthouse Farms, were included in the Campbell Fresh operating segment. Beginning with the third quarter ended April 28, 2019, Campbell reported the results of these businesses as discontinued operations in accordance with ASC 205. Therefore, for additional information, the unaudited pro forma condensed consolidated statements of earnings also include additional columns to present the consolidated results of continuing operations assuming the sales of these businesses occurred on August 3, 2015.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the Year Ended July 29, 2018
(millions, except per share amounts)

	As Reported	Less Discontinued Operations of Bolthouse Farms (a)	Subtotal Pro Forma Continuing Operations	Less Additional Discontinued Operations (e)	Pro Forma Continuing Operations
Net sales	$8,685	$727	$7,958	$223	$7,735
Costs and expenses
Cost of products sold	5,869	672	5,197	205	4,992
Marketing and selling expenses	902	44	858	5	853
Administrative expenses	654	36	618	3	615
Research and development expenses	110	4	106	4	102
Other expenses / (income)	619	600	19	97	(78)
Restructuring charges	62	1	61	—	61
Total costs and expenses	8,216	1,357	6,859	314	6,545
Earnings (loss) before interest and taxes	469	(630)	1,099	(91)	1,190
Interest expense	201	—	201	—	201
Interest income	4	—	4	—	4
Earnings (loss) before taxes	272	(630)	902	(91)	993
Taxes on earnings	11	(121)	132	(21)	153
Net earnings (loss)	261	(509)	770	(70)	840
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—
Net earnings (loss) attributable to Campbell Soup Company	$261	$(509)	$770	$(70)	$840
Per Share — Basic
Net earnings (loss) attributable to Campbell Soup Company	$.87		$2.56		$2.79
Weighted average shares outstanding — basic	301		301		301
Per Share — Assuming Dilution
Net earnings (loss) attributable to Campbell Soup Company	$.86		$2.55		$2.78
Weighted average shares outstanding — assuming dilution	302		302		302
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the Year Ended July 30, 2017
(millions, except per share amounts)

	As Reported	Less Discontinued Operations of Bolthouse Farms (a)	Subtotal Pro Forma Continuing Operations	Less Additional Discontinued Operations (e)	Pro Forma Continuing Operations
Net sales	$7,890	$727	$7,163	$220	$6,943
Costs and expenses
Cost of products sold	4,965	650	4,315	183	4,132
Marketing and selling expenses	855	40	815	13	802
Administrative expenses	550	41	509	4	505
Research and development expenses	111	4	107	3	104
Other expenses / (income)	(9)	161	(170)	67	(237)
Restructuring charges	18	2	16	—	16
Total costs and expenses	6,490	898	5,592	270	5,322
Earnings (loss) before interest and taxes	1,400	(171)	1,571	(50)	1,621
Interest expense	112	—	112	—	112
Interest income	5	—	5	—	5
Earnings (loss) before taxes	1,293	(171)	1,464	(50)	1,514
Taxes on earnings	406	(16)	422	(18)	440
Net earnings (loss)	887	(155)	1,042	(32)	1,074
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—
Net earnings (loss) attributable to Campbell Soup Company	$887	$(155)	$1,042	$(32)	$1,074
Per Share — Basic
Net earnings (loss) attributable to Campbell Soup Company	$2.91		$3.42		$3.52
Weighted average shares outstanding — basic	305		305		305
Per Share — Assuming Dilution
Net earnings (loss) attributable to Campbell Soup Company	$2.89		$3.39		$3.50
Weighted average shares outstanding — assuming dilution	307		307		307
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
For the Year Ended July 31, 2016
(millions, except per share amounts)

	As Reported	Less Discontinued Operations of Bolthouse Farms (a)	Subtotal Pro Forma Continuing Operations	Less Additional Discontinued Operations (e)	Pro Forma Continuing Operations
Net sales	$7,961	$783	$7,178	$217	$6,961
Costs and expenses
Cost of products sold	5,033	656	4,377	174	4,203
Marketing and selling expenses	852	35	817	9	808
Administrative expenses	575	32	543	5	538
Research and development expenses	105	3	102	2	100
Other expenses / (income)	405	156	249	2	247
Restructuring charges	31	—	31	—	31
Total costs and expenses	7,001	882	6,119	192	5,927
Earnings (loss) before interest and taxes	960	(99)	1,059	25	1,034
Interest expense	115	—	115	—	115
Interest income	4	—	4	—	4
Earnings (loss) before taxes	849	(99)	948	25	923
Taxes on earnings	286	2	284	9	275
Net earnings (loss)	563	(101)	664	16	648
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—	—
Net earnings (loss) attributable to Campbell Soup Company	$563	$(101)	$664	$16	$648
Per Share — Basic
Net earnings (loss) attributable to Campbell Soup Company	$1.82		$2.15		$2.10
Weighted average shares outstanding — basic	309		309		309
Per Share — Assuming Dilution
Net earnings (loss) attributable to Campbell Soup Company	$1.81		$2.14		$2.08
Weighted average shares outstanding — assuming dilution	311		311		311
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CAMPBELL SOUP COMPANY
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of April 28, 2019
(millions, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Current assets
Cash and cash equivalents	$202	$483	(b)	$685
Accounts receivable, net	753			753
Inventories	884			884
Other current assets	102			102
Current assets of discontinued operations	220	(220)	(c)	—
Total current assets	2,161	263		2,424
Plant assets, net of depreciation	2,769			2,769
Goodwill	4,702			4,702
Other intangible assets, net of amortization	3,587			3,587
Other assets ($78 attributable to variable interest entity)	203			203
Noncurrent assets of discontinued operations	346	(346)	(c)	—
Total assets	$13,768	$(83)		$13,685
Current liabilities
Short-term borrowings	$1,773			$1,773
Payable to suppliers and others	841			841
Accrued liabilities	672			672
Dividends payable	107			107
Accrued income taxes	18			18
Current liabilities of discontinued operations	100	(100)	(c)	—
Total current liabilities	3,511	(100)		3,411
Long-term debt	7,507			7,507
Deferred taxes	990			990
Other liabilities	519			519
Noncurrent liabilities of discontinued operations	4	(4)	(c)	—
Total liabilities	12,531	(104)		12,427
Commitment and contingencies
Campbell Soup Company shareholders' equity
Preferred stock; authorized 40 shares; none issued	—	—		—
Capital stock, $.0375 par value; authorized 560 shares; issued 323 shares	12	—		12
Additional paid-in capital	360	—		360
Earnings retained in the business	2,107	19	(d)	2,126
Capital stock in treasury, at cost	(1,077)	—		(1,077)
Accumulated other comprehensive income (loss)	(174)	2	(c)	(172)
Total Campbell Soup Company shareholders' equity	1,228	21		1,249
Noncontrolling interests	9			9
Total equity	1,237	21		1,258
Total liabilities and equity	$13,768	$(83)		$13,685

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following items resulted in adjustments reflected in the unaudited pro forma condensed consolidated financial information:

(a)
The Discontinued Operations of Bolthouse Farms columns in the unaudited pro forma condensed consolidated financial information represent the historical financial results directly attributable to Bolthouse Farms in accordance with ASC 205.

(b)
The pro forma adjustment represents proceeds from the sale of $500 million, less $17 million of transaction costs and expenses associated with selling the business. The purchase price is subject to certain post-closing adjustments.

(c)
The pro forma adjustments represent the elimination of the assets and liabilities of Bolthouse Farms classified as assets and liabilities of discontinued operations, as well as the accumulated other comprehensive loss of Bolthouse Farms.

(d)
The estimated gain of approximately $19 million is reflected as an adjustment to retained earnings. There is no tax impact associated with the gain. This estimate is based on the historical information as of April 28, 2019. The actual amount will be based on balances as of closing, and may differ from the information presented.

Additional Information

(e)
On February 25, 2019, Campbell sold its U.S. refrigerated soup business and on April 25, 2019, sold the Garden Fresh Gourmet business. These businesses, along with Bolthouse Farms, were included in the Campbell Fresh operating segment. Beginning with the third quarter ended April 28, 2019, Campbell reported the results of these businesses as discontinued operations in accordance with ASC 205. Therefore, for additional information, the unaudited pro forma condensed consolidated statements of earnings also include additional columns to present the consolidated results of continuing operations assuming the sales of these businesses occurred on August 3, 2015.